                                                                     EX 99G2(ii)

                JPMORGAN CHASE BANK SECURITIES LENDING AGREEMENT

                               AMENDMENT NO. 1 TO
                                   SCHEDULE A

         THIS AMENDMENT, dated July 17, 2003, amends the Schedule A of the Securities Lending Agreement, dated December 22, 1998 as amended on October 1, 2002 ("Agreement"), between those registered investment companies listed on Schedule A to the Agreement (each a "Customer"), having a place of business at 2005 Market Street, Philadelphia, PA 19103, and JPMorgan Chase Bank ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

Currently Lending:
Domestic

                                                                                                        Approved
                                                                                                        --------
Titan                                                                                                    Yes  No
------                                                                                                   ---  --
P50665                                    VIP LARGE CAP VALUE SERIES                                      X
P50669                                    VIP BALANCED SERIES                                             X
P50670                                    VIP GROWTH OPPORTUNITIES SERIES                                 X
P50671                                    DELAWARE DELCHESTER FUND                                        X
P50672                                    VIP TREND SERIES                                                X
P50676                                    DELAWARE BALANCED FUND                                          X
P50677                                    DELAWARE DEVON FUND                                             X
P50684                                    DELAWARE GROWTH OPPORTUNITIES FUND                              X
P50685                                    DELAWARE SMALL-CAP VALUE FUND                                   X
P82406                                    DELAWARE TREND FUND                                             X
P82404                                    DELAWARE DECATUR EQUITY INCOME FUND                             X
P82405                                    DELAWARE GROWTH & INCOME FUND                                   X
P50679                                    DELAWARE REIT FUND                                              X
P50673    (Subject to                     VIP SMALL CAP VALUE SERIES                                      X

P50683     Restriction 1)                 DELAWARE INVESTMENTS DIVIDEND AND INCOME, INC.                  X

N/A                                       OPTIMUM FIXED INCOME FUND                                       X
N/A                                       OPTIMUM INTERNATIONAL FUND                                      X
N/A                                       OPTIMUM LARGE CAP GROWTH FUND                                   X
N/A                                       OPTIMUM LARGE CAP VALUE FUND                                    X
N/A                                       OPTIMUM SMALL CAP GROWTH FUND                                   X
N/A                                       OPTIMUM SMALL CAP VALUE FUND                                    X

International

                                                                                                        Approved
                                                                                                        --------
Titan                               GTI                                                                  Yes  No
------                              ---                                                                  ---  --
P81294                             7689   VIP INTERNATIONAL EQUITY SERIES                                 X
P81295                             7690   DPT INTERNATIONAL EQUITY PORTFOLIO                              X
P81296                             7691   DPTGLOBAL FIXED INCOME PORTFOLIO                                X
P81297                             7692   DPT LABOR SELECT INT'L EQUITY PORTFOLIO                         X
P81298                             7693   DELAWARE  INTERNATIONAL VALUE EQUITY FUND                       X
P81776    (Subject to              9849   DPT EMERGING MARKETS PORTFOLIO                                  X
           Restriction 2)
P82424                            13852   DELAWARE GLOBAL DIVIDEND AND INCOME FUND, INC.                  X

AGREED AND ACCEPTED:

CUSTOMER                                       JPMORGAN CHASE BANK

By:     Michael P. Bishof                      By:    Christopher Martin
        -------------------------------               --------------------------
Name:   Michael P. Bishof                      Name:  Christopher Martin
Title:  Senior Vice President/Treasurer        Title: Vice President
Date:   July 17, 2003                          Date:
                                                      --------------------------

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